UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Hartwell Avenue Lexington, MA	02421
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02                                           Termination of a Material Definitive Agreement

On September 6, 2018, bioMérieux SA (“bioMérieux”) notified Quanterix Corporation (“Quanterix” or, the “Company”) that it was terminating the Amended and Restated License Agreement, effective December 22, 2016 (the “Agreement”), forfeiting any future IVD licensing rights to Quanterix’ Simoa technology and enabling Quanterix to consolidate and regain control of all Simoa IVD licensing and IP rights. This development provides Quanterix broader access and strategic optionality to the estimated $30 billion diagnostics market.

The material terms of the Agreement are set forth under Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 19, 2018, and are incorporated by reference herein.

bioMérieux owns approximately 2,055,632 shares of Quanterix common stock and remains an active customer of the Simoa technology.  There are no other material relationships or continuing obligations under the Agreement between Quanterix and bioMérieux.

On September 12, 2018, the Company issued a press release relating to this development. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Date: September 12, 2018